EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2014 Profit

MONROE, Mich., July 24, 2014 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a profit of $1,687,000, or $0.08 per share (basic and diluted) for the second quarter of 2014, compared to the profit for the second quarter of 2013 of $1,496,000, or $0.08 per share (basic and diluted). The profit for the six months ended June 30, 2014 was $3,454,000, or $0.16 per share (basic and diluted), compared to $2,610,000, or $0.15 per share (basic and diluted) for the six months ended June 30, 2013.

Earnings for the Company improved this quarter due to an increase in the net interest income, a decrease in the provision for loan losses, and an increase in non-interest income. The net interest margin increased from 2.92% in the second quarter of 2013 to 3.15% in the second quarter of 2014 as the yield on earning assets was unchanged and the cost of interest bearing liabilities decreased. The provision for loan losses decreased from $400,000 in the second quarter of 2013 to $100,000 in the second quarter of 2014 due to the significant improvement in asset quality. The improvement in loan quality over the past year allowed the Company to reduce the Allowance for Loan and Lease Losses $2.2 million, lowering the ALLL from 2.79% of loans at the end of the second quarter of 2013 to what remains a robust 2.50% as of the end of the second quarter of 2014.

Non-interest income increased $342,000, or 10.5% in the second quarter of 2014 compared to the second quarter of 2013. Excluding gains and losses from securities and other real estate transactions, non-interest income decreased $128,000, or 3.3% as deposit account fees decreased $90,000 and mortgage loan origination income decreased $96,000. Wealth Management fees increased $87,000, or 8.0% as the market value of assets under management increased.

Total non-interest expenses increased $356,000, or 3.8% in the second quarter of 2014 compared to the second quarter of 2013, primarily due to an increase of $590,000, or 11.3% in salaries and benefits as the accrual for the Officer Incentive Plan increased by $262,000. This increase was partially offset by reductions in occupancy expense, equipment expense, professional fees, FDIC Deposit insurance, bonding expense, telephone expense, and other non-interest expense.

Total assets of the company decreased $12.9 million compared to December 31, 2013. Total loans increased $1.0 million since the end of 2013. New loan originations in the second quarter exceeded the reductions experienced in the first quarter, reflecting a $7.8 million increase on a linked quarter basis Capital increased $18.2 million since the end of last year due to the year to date profit of $3.5 million, the issuance of $8.2 million of common stock, and the decrease of $6.6 million in the Accumulated Other Comprehensive Loss (AOCL). The AOCL decreased due to an increase in the market values of our investment securities that are classified as available for sale. The ratio of equity to assets increased from 9.05% at the end of 2013 to 10.65% at June 30, 2014. The Bank’s Tier 1 Leverage ratio increased from 8.48% as of December 31, 2013 to 9.24% as of June 30, 2014. This met the requirement of the Consent Order that was issued by the Bank’s regulators in 2010, and that order was terminated by the regulators effective June 30, 2014.

Economic conditions in southeast Michigan continue to improve, and this quarter we experienced another improvement in problem assets. During the second quarter of 2014, non-performing assets decreased $8.4 million, or 12.3%. Total classified assets, which include internal watch list loans, other real estate, and our portfolio of pooled trust preferred CDO securities, decreased $7.4 million, or 8.4% compared to last quarter and $34.8 million, or 30.1% compared to a year ago. The classified assets to total capital ratio decreased from 114.76% a year ago to 63.80% in the second quarter of 2014 due to the improvement in both classified assets and total capital.

H. Douglas Chaffin, President and CEO, commented, “This quarter we experienced some significant accomplishments, including the completion of our capital offering, the termination of our regulatory Consent Order, the opening of our first office in Lenawee County, an increase in our total loans, another profit, and improvement in most of our asset quality metrics. Our existing commercial loan pipeline remains strong, and we continue to have a solid deposit base and a very liquid balance sheet, which has us well positioned for increased lending activity.

Mr. Chaffin concluded, “Local and national economic indicators continue to improve, and we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue throughout 2014. We will continue to focus our efforts on improving asset quality and maintaining liquidity, and also increase our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the second quarter results on Friday, July 25, 2014, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (888) 317-6016. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 317-6016. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10048054. The replay will be available until August 29, 2014 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.2 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT’s Commercial Lending Group is a top SBA lending partner.  MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan.  The WMG has been listed as a Top Money Management firm for assets under management by Crain’s Detroit Business, and is ranked fourth by the Michigan Bankers Association for total assets managed by banks headquartered in Michigan.  With 25 offices, 47 ATMs, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2014	2014	2013	2013	2013
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2014	2013
EARNINGS
Net interest income	$8,552	$8,495	$8,529	$8,539	$8,089	$17,047	$16,133
FTE Net interest income	$8,693	$8,640	$8,670	$8,680	$8,226	$17,333	$16,411
Provision for loan and lease losses	$100	$100	$100	$200	$400	$200	$1,900
Non interest income	$3,584	$3,664	$3,735	$3,484	$3,242	$7,248	$7,270
Non interest expense	$9,791	$9,699	$9,842	$9,331	$9,435	$19,490	$18,893
Net income	$1,687	$1,767	$1,640	$21,287	$1,496	$3,454	$2,610
Basic earnings per share	$0.08	$0.08	$0.09	$1.19	$0.08	$0.16	$0.15
Diluted earnings per share	$0.08	$0.08	$0.09	$1.17	$0.08	$0.16	$0.15
Average shares outstanding	22,205,086	20,818,727	18,185,178	17,912,946	17,906,085	21,515,737	17,712,310
Average diluted shares outstanding	22,498,236	21,112,926	18,391,184	18,179,335	18,166,220	21,805,165	17,958,569

PERFORMANCE RATIOS
Return on average assets	0.57%	0.60%	0.56%	7.19%	0.49%	0.58%	0.42%
Return on average common equity	5.50%	6.34%	6.32%	104.82%	6.95%	5.90%	6.14%

Base Margin	3.08%	3.11%	3.15%	3.07%	2.83%	3.09%	2.79%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.02%	0.02%	0.03%	0.05%	0.04%	0.02%	0.04%
FTE Net Interest Margin	3.15%	3.18%	3.23%	3.17%	2.92%	3.16%	2.88%

Efficiency ratio	75.85%	76.14%	77.84%	72.25%	75.57%	75.99%	75.00%
Full-time equivalent employees	367	371	374	367	364	369	365

CAPITAL
Average equity to average assets	10.28%	9.47%	8.89%	6.86%	7.08%	9.88%	6.87%
Book value per share	$5.68	$5.55	$5.37	$5.63	$4.42	$5.68	$4.42
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$1,662	$674	$1,040	$1,324	$1,673	$2,336	$3,260
Loan Recoveries	$405	$523	$383	$695	$569	$928	$1,256
Net Charge-Offs	$1,257	$151	$657	$629	$1,104	$1,408	$2,004

Allowance for loan and lease losses	$15,001	$16,158	$16,209	$16,766	$17,195	$15,001	$17,195

Nonaccrual Loans	$19,048	$23,108	$23,710	$28,010	$32,051	$19,048	$32,051
Loans 90 days past due	$4	$29	$46	$4	$12	$4	$12
Restructured loans	$29,658	$32,248	$32,450	$29,926	$32,192	$29,658	$32,192
Total non performing loans	$48,710	$55,385	$56,206	$57,940	$64,255	$48,710	$64,255
Other real estate owned & other assets	$7,933	$9,784	$9,638	$10,840	$11,469	$7,933	$11,469
Nonaccrual Investment Securities	$3,403	$3,262	$3,259	$3,320	$3,144	$3,403	$3,144
Total non performing assets	$60,046	$68,431	$69,103	$72,100	$78,868	$60,046	$78,868

Classified Loans	$63,665	$69,111	$71,939	$78,076	$94,793	$63,665	$94,793
Other real estate owned & other assets	$7,933	$9,784	$9,638	$10,840	$11,469	$7,933	$11,469
Classified Investment Securities	$9,379	$9,505	$9,509	$9,513	$9,517	$9,379	$9,517
Total classified assets	$80,977	$88,400	$91,086	$98,429	$115,779	$80,977	$115,779

Net loan charge-offs to average loans	0.84%	0.10%	0.43%	0.41%	0.72%	0.48%	0.65%
Allowance for loan losses to total loans	2.50%	2.73%	2.71%	2.74%	2.79%	2.50%	2.79%
Non performing loans to gross loans	8.12%	9.36%	9.39%	9.48%	10.43%	8.12%	10.43%
Non performing assets to total assets	4.96%	5.62%	5.65%	6.02%	6.78%	4.96%	6.78%
Classified assets to total capital	63.80%	73.15%	78.90%	94.54%	114.76%	63.80%	114.76%
Allowance to non performing loans	30.80%	29.17%	28.84%	28.94%	26.76%	30.80%	26.76%

END OF PERIOD BALANCES
Loans and leases	$599,803	$592,024	$598,258	$611,094	$615,828	$599,803	$615,828
Total earning assets	$1,093,461	$1,100,263	$1,101,015	$1,078,526	$1,057,862	$1,093,461	$1,057,862
Total assets	$1,209,831	$1,217,812	$1,222,682	$1,198,132	$1,162,672	$1,209,831	$1,162,672
Deposits	$1,049,789	$1,056,611	$1,069,718	$1,054,143	$1,040,860	$1,049,789	$1,040,860
Interest Bearing Liabilities	$869,843	$873,532	$880,874	$894,134	$881,584	$869,843	$881,584
Shareholders' equity	$128,794	$118,107	$110,608	$100,824	$79,075	$128,794	$79,075
Tier 1 Capital (Bank)	$111,929	$104,691	$99,242	$87,343	$83,693	$111,929	$83,693
Total Shares Outstanding	22,690,142	21,266,380	20,605,493	17,917,512	17,909,898	22,690,142	17,909,898

AVERAGE BALANCES
Loans and leases	$598,392	$596,925	$603,972	$611,229	$617,978	$597,664	$620,197
Total earning assets	$1,106,590	$1,101,215	$1,066,010	$1,084,368	$1,127,714	$1,103,920	$1,152,994
Total assets	$1,196,912	$1,192,791	$1,157,156	$1,175,090	$1,219,133	$1,194,863	$1,246,515
Deposits	$1,058,873	$1,066,036	$1,038,794	$1,061,365	$1,044,412	$1,062,433	$1,050,868
Interest Bearing Liabilities	$880,030	$884,809	$867,590	$894,835	$937,639	$882,405	$966,268
Shareholders' equity	$123,011	$113,000	$102,891	$80,571	$86,350	$118,033	$85,665

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2014	2013	2014	2013

Interest Income
Interest and fees on loans	$7,021	$7,599	$14,100	$15,501
Interest on investment securities-
Tax-exempt	297	310	604	633
Taxable	2,200	1,795	4,318	3,562
Interest on balances due from banks	22	37	54	106
Total interest income	9,540	9,741	19,076	19,802

Interest Expense
Interest on deposits	801	1,115	1,656	2,328
Interest on borrowed funds	187	537	373	1,341
Total interest expense	988	1,652	2,029	3,669

Net Interest Income	8,552	8,089	17,047	16,133
Provision For Loan Losses	100	400	200	1,900

Net Interest Income After
Provision For Loan Losses	8,452	7,689	16,847	14,233

Other Income
Income from wealth management services	1,168	1,081	2,302	2,178
Service charges and other fees	968	1,058	1,900	2,100
Debit Card income	542	530	1,031	1,008
Net gain on sales of securities	219	154	276	164
Net gain (loss) on other real estate owned	(342)	(747)	(330)	(707)
Origination fees on mortgage loans sold	88	184	150	473
Bank Owned Life Insurance income	351	364	705	754
Other real estate owned rent	130	147	265	292
Other	460	471	949	1,008
Total other income	3,584	3,242	7,248	7,270

Other Expenses
Salaries and employee benefits	5,804	5,214	11,532	10,537
Occupancy expense	670	722	1,414	1,409
Equipment expense	662	674	1,279	1,374
Marketing expense	212	205	415	368
Professional fees	521	550	939	1,051
Other real estate owned expense	361	293	700	667
FDIC deposit insurance assessment	620	694	1,260	1,383
Bonding cost expense	255	266	519	535
Telephone expense	104	130	247	243
Other	582	687	1,185	1,326
Total other expenses	9,791	9,435	19,490	18,893

Profit Before Income Taxes	2,245	1,496	4,605	2,610

Income Tax Expense	558	-	1,151	-

Net Profit	$1,687	$1,496	$3,454	$2,610

Basic Earnings Per Common Share	$0.08	$0.08	$0.16	$0.15

Diluted Earnings Per Common Share	$0.08	$0.08	$0.16	$0.15

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31,
Dollars in thousands	(Unaudited)	2013

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$13,041	$15,448
Interest bearing	13,675	62,350
Total cash and cash equivalents	26,716	77,798

Securities - Held to Maturity	33,378	34,846
Securities - Available for Sale	436,000	394,956
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	1,219	668

Loans	598,584	597,590
Allowance for Loan Losses	(15,001)	(16,209)
Loans - Net	583,583	581,381

Accrued interest receivable and other assets	30,537	34,094
Other Real Estate Owned	7,911	9,628
Bank Owned Life Insurance	51,114	50,493
Premises and Equipment - Net	28,768	28,213
Total assets	$1,209,831	$1,222,682

Liabilities
Deposits:
Non-interest bearing	$194,946	$215,844
Interest-bearing	854,843	853,874
Total deposits	1,049,789	1,069,718

Federal Home Loan Bank advances	-	12,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	16,248	15,356
Total liabilities	1,081,037	1,112,074

Shareholders' Equity
Common stock (no par value)	22,859	14,671
Retained Earnings	110,271	106,817
Unearned Compensation	(17)	(7)
Accumulated other comprehensive loss	(4,319)	(10,873)
Total shareholders' equity	128,794	110,608
Total liabilities and shareholders' equity	$1,209,831	$1,222,682

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	John Betrus
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	john.betrus@mbandt.com